UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2024

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Unsecured Note Financing

On December 31, 2024, Blum Holdings, Inc. ("Blüm" or the “Company”) executed and delivered an Amended and Restated Unsecured Promissory Note in the principal amount of $800,000 (the “A&R Note”) to Douglas Rosenberg (the “Lender”) amending and restating that certain Unsecured Promissory Note in the principal amount of $400,000 dated as of November 12, 2024.  Mr. Rosenberg is the Co-Founder and CEO of Mesh Ventures and Co-Founder of 1212 Ventures, both of which hold significant investments in Cookies Creative Productions & Consulting, Inc. (“Cookies”). Blüm, through its subsidiary, operates a Cookies-branded store. Additionally, Blüm partners with Cookies to participate in events such as Hall of Flowers and the Emerald Cup. Sabas Carrillo, the CEO of Blüm, served as Chief Financial Officer of Cookies from 2018 to 2020. Sabas is also a Co-Founder, Board Member and CFO at Mesh Ventures, and a General Partner and Limited Partner at both Mesh Ventures and 1212 Ventures.

The A&R Note has a maturity date of December 31, 2026 with no interest accruing except for default interest and no prepayment penalty. The A&R Note is convertible at the Lender’s election into a convertible promissory note that shall include (i) an automatic conversion into the shares of capital stock issued by Blüm in its next bona fide equity financing with proceeds to Blüm of at least $10,000,000 or such lesser amount as approved by Lender at a conversion price equal to the lesser of (x) 85% of the lowest price paid by the cash investors in such financing and (y) the price represented by a $30,000,000 pre-money valuation of Blüm (the “Conversion Rate”).

The foregoing description of the Unsecured Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of such Unsecured Promissory Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Debt Conversion Agreement

Effective as of December 31, 2024, the Company entered into a Debt Conversion Agreement wherein accounts payable due to Adnant, LLC (“Adnant”) in the amount of $6,165,050 pursuant to the terms of the Engagement Letter dated as of August 12, 2022, and as amended and restated on June 30, 2023, shall be converted into shares of Common Stock of the Company at a price per share of $1.62 (representing a per share price equal to 85% of $1.90) for an aggregate number of shares of 3,808,559 as repayment of the accounts payable. The shares of Common Stock issued to Adnant pursuant to the Debt Conversion Agreement have not been registered under the Securities Act or under any state securities laws.

The foregoing description of the Debt Conversion Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Debt Conversion Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Amended and Restated Engagement Letter

On January 1, 2025, the Company entered into an Amended and Restated Engagement Letter (the “A&R Engagement Letter”) with Adnant wherein the term of the engagement was extended to December 31, 2025 and the service fee was decreased from $250,000 to $75,000, which shall be payable monthly subject to the Company having a sufficient cash balance.

The foregoing description of the A&R Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such A&R Engagement Letter, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Amended and Restated Unsecured Promissory Note.
10.2	Debt Conversion Agreement.
10.3*	Amended and Restated Engagement Letter between the Company and Adnant dated January 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).
* Portions of the exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: January 7, 2025	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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